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EXHIBIT 10.18

                                 PROMISSORY NOTE

                                                           Boston, Massachusetts
$10,450,000                                                August 31, 1998

         FOR VALUE RECEIVED, Semele Group Inc., a Delaware corporation with offices located at One Canterbury Green, Stamford, Connecticut 06901 (the "Maker"), promises to pay to the order of Equis Financial Group Limited Partnership, a Massachusetts limited partnership (the "Payee"), at 88 Broad Street, Boston, Massachusetts 02110, or at such other place as the Payee may from time to time designate in writing at least ten days before a payment hereunder is due, the principal sum of Ten Million Four Hundred Fifty Thousand Dollars ($10,450,000), together with interest on the unpaid principal balance hereof from time to time at the rate of seven percent (7%) per annum. Interest shall be payable hereunder quarterly in arrears, with all accrued interest payable on the last day of each calendar quarter commencing on September 30, 1998, provided, however, that if and to the extent that the Available Interest Amount shall be less than the interest due and payable hereunder (the "Interest Amount"), then the balance shall be added to the outstanding principal of this Note. As used herein, "Available Interest Amount" shall mean an amount, not to exceed the Interest Amount, determined as of each quarterly interest payment date, equal to the sum of the Interest Reserve Amount and any cash generated by the assets owned by Ariston Corporation ("Ariston") on the date hereof during the previous quarterly period. Prior to the maturity date of this Note, principal hereunder shall be payable only out of and to the extent of (i) the net proceeds to the Maker from the conversion, if any, by Ariston of leased assets to cash, less (ii) such amount as it may be necessary to retain from such net proceeds in order to permit the Maker to maintain a reserve equal to the amount of interest that is estimated to be payable hereunder in the ensuing 12-month period (the amount, if any, in such reserve account at any time is herein referred to as the "Interest Reserve Amount"). Any such mandatory payments of principal shall be made within 15 days of receipt by the Maker of such net proceeds.

         The entire unpaid principal balance and all accrued and unpaid interest hereunder shall be absolutely due and payable in full on the date that is 5 years from the date hereof.

         All payments hereunder shall be applied first to any costs and expenses of the holder due hereunder, then to interest due hereunder, and any balance shall be applied to the outstanding principal balance of this Note.

         This Note may be prepaid in whole or in part at any time without penalty, provided that all accrued interest is paid with any such prepayment.

         This Note evidences amounts owned to the Payee by the Maker under an Agreement for Purchase and Sale of Stock dated the date hereof between the Maker and the Payee. This Note is secured by the collateral referred to in the Security Agreement between the Maker and the Payee dated the date hereof and is recourse to the Maker only to the extent of such collateral.

         All amounts payable under this Note shall immediately become due and payable in full at the option of the holder without notice or demand in the event of (1) the failure of the Maker to make any payment hereunder when and as the same shall become due and payable, and such failure shall not be cured within 30 days after the Maker shall have received written notice from the holder of such failure, (2) the Maker ceasing to do business, being liquidated or winding down its affairs or being a party to a merger or consolidation, (3) the filing of bankruptcy proceedings involving the Maker as a debtor, (4) the application for appointment of a receiver for the Maker or any of its property,
(5) the making of a general assignment for the benefit of the Maker's creditors,
(6) the insolvency of the Maker, or (7) the declaration or payment of dividends by Ariston Corporation, a Delaware corporation, in excess of $2,020,000 in the aggregate without the prior written consent of the Payee (each, an "Event of Default").

         The Maker shall pay, upon demand, all costs and expenses, including legal expenses and reasonable attorneys' fees, paid or incurred by the holder in enforcing any obligations of the Maker under this Note.

         Except as specifically provided herein, the Maker waives presentment, demand, notice, protest and all other demands or notices in connection with the delivery, acceptance, performance, default or enforcement of the obligations of the Maker under this Note.

         The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of such holder's rights or remedies under this Note unless such waiver shall be in writing and signed by the holder. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

         All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, or mailed, certified or registered mail with first class postage prepaid, (i) to the holder at the address of the Payee set forth above or to such other address as the holder shall direct in writing; and (ii) to the Maker at the address of the Maker set forth above or to such other address as the Maker shall direct in writing.

         This Note shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.


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         EXECUTED under seal as of the date first above written.

                                                 SEMELE GROUP INC.



Witness:                                         By:
         ----------------------------               ----------------------------
                                                    Name:  James A. Coyne
                                                    Title:    President